EXHIBIT 21

LIST OF SUBSIDIARIES

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

1. Gulf Fleet Abu Dhabi	Abu Dhabi	49%
2. Tidewater Marine Alaska, Inc.	Alaska	100%
3. Barrow Marine Towing Pty. Ltd.	Australia	57.5%
4. Pacific Tidewater Pty. Ltd.	Australia	100%
5. Tidewater Australia Pty. Ltd.	Australia	100%
6. Tidewater Marine Australia Pty Ltd	Australia	100%
7. Tidewater Marine West Indies Limited	Bahama Islands	100%
8. Tidewater Foreign Sales Corporation	Barbados	100%
9. Tidewater Investment SRL	Barbados	100%
10. Pental Insurance Co. Ltd.	Bermuda	100%
11. Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
12. OSA do Brasil Representações Ltda.	Brazil	100%
13. Pan Marine do Brasil Ltda.	Brazil	100%
14. Mashhor Marine Sdn. Bhd.	Brunei	70%
15. Aqua Fleet Limited	Cayman Islands	100%
16. Blue Fleet Limited	Cayman Islands	100%
17. Crimson Fleet Limited	Cayman Islands	100%
18. Gold Fleet Limited	Cayman Islands	100%
19. Green Fleet Limited	Cayman Islands	100%
20. Gulf Fleet Middle East Limited	Cayman Islands	100%
21. Indigo Fleet Limited	Cayman Islands	100%
22. International Maritime Services, Inc.	Cayman Islands	100%
23. Jackson Marine Limited	Cayman Islands	100%
24. LNG Marine Towing Cayman Limited	Cayman Islands	57.5%
25. LNG Marine Towing Cayman L.P.	Cayman Islands	57.5%
26. Maroon Fleet Limited	Cayman Islands	100%
27. Orange Fleet Limited	Cayman Islands	100%
28. Pan Marine International, Inc.	Cayman Islands	100%
29. Platinum Fleet Limited	Cayman Islands	100%
30. Purple Fleet Limited	Cayman Islands	100%
31. Silver Fleet Limited	Cayman Islands	100%
32. Sonatide Marine Services, Ltd.	Cayman Islands	49%
33. Sonatide Marine, Ltd.	Cayman Islands	49%
34. Tidewater Assets Limited	Cayman Islands	100%
35. Tidewater Boats Limited	Cayman Islands	100%
36. Tidewater Crewing Limited	Cayman Islands	100%
37. Tidewater Hulls Limited	Cayman Islands	100%
38. Tidewater Marine International, Inc.	Cayman Islands	100%
39. Tidewater Maritime Limited	Cayman Islands	100%
40. Tidewater Properties Limited	Cayman Islands	100%
41. Tidewater Ships Limited	Cayman Islands	100%
42. Tidewater Vessels Limited	Cayman Islands	100%
43. Vermilion Fleet Limited	Cayman Islands	100%
44. VTG Ships Limited	Cayman Islands	100%
45. Zapata Gulf Marine International Limited	Cayman Islands	100%
46. Compania Marítima de Magallanes Limitada	Chile	100%
47. Tidewater Marine Technical Services (Shenzhen) Co., Ltd.	China	100%
48. LNG Marine Towing N.V.	Curacao	57.5%
49. PT Nigeria LTD	Cyprus	100%
50. Vesselogistics Limited	Cyprus	100%
51. Cajun Acquisitions, L.L.C.	Delaware	100%
52. Tidewater Corporate Services, L.L.C.	Delaware	100%
53. Tidewater Mexico Holding, L.L.C.	Delaware	100%
54. Tidewater Offshore (GP-1984), Inc.	Delaware	100%
55. Al Wasl Marine LLC	Dubai	49%
56. Fairway Personnel Services Limited	England	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

57. Tidewater Marine North Sea Limited	England	100%
58. Tidewater (India) Private Limited	India	100%
59. PT Tidewater Operators Indonesia	Indonesia	95%
60. Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
61. VTG Supply Boat Liberia Inc.	Liberia	100%
62. Tidewater Libya Marine Services Joint Venture Company	Libya	65%
63. Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
64. Jackson Marine, L.L.C.	Louisiana	100%
65. Java Boat Corporation	Louisiana	100%
66. Point Marine, L.L.C.	Louisiana	100%
67. Quality Shipyards, L.L.C.	Louisiana	100%
68. S.O.P., Inc.	Louisiana	100%
69. Seafarer Boat, L.L.C.	Louisiana	100%
70. T. Benetee L.L.C.	Louisiana	100%
71. Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
72. Tidewater Marine Service, L.L.C.	Louisiana	100%
73. Tidewater Marine, L.L.C.	Louisiana	100%
74. TT Boat Corporation	Louisiana	100%
75. Twenty Grand (Brazil), L.L.C	Louisiana	100%
76. Twenty Grand Marine Service, L.L.C.	Louisiana	100%
77. Twenty Grand Offshore, L.L.C.	Louisiana	100%
78. Zapata Gulf Marine L.L.C.	Louisiana	100%
79. Zapata Gulf Pacific, L.L.C.	Louisiana	100%
80. Solo Support Services Sdn. Bhd.	Malaysia	100%
81. Tidewater Marine Service (M) Sdn.Bhd.	Malaysia	100%
82. Tidewater Offshore Sdn Bhd.	Malaysia	49%
83. Vista Merge Sdn Bhd.	Malaysia	100%
84. Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
85. Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
86. Naviera Tidex, S. de R.L. de .C.V.	Mexico	49%
87. Servicios Costa Afuera de Mexico, S. de R.L. de C.V.	Mexico	100%
88. Tidewater de Mexico, S.A. de C.V.	Mexico	99%
89. Java Boat Corporation B.V.	Netherlands	100%
90. LNG Marine Towing International Cooperatief U.A.	Netherlands	57.5%
91. Phoenix Tide Offshore Nigeria B.V.	Netherlands	100%
92. Gulf Fleet N.V.	Netherlands Antilles	100%
93. Hilliard Oil & Gas, Inc.	Nevada	100%
94. O.I.L. (Nigeria) Limited	Nigeria	82.1%
95. Tidex Nigeria Limited	Nigeria	60%
96. Zapata Marine Service (Nigeria) Limited	Nigeria	100%
97. Global Panama Marine Service, Inc.	Panama	100%
98. Niugini Offshore Services Joint Venture	Papua New Guinea	40%
99. Sakhalin Holding, L.L.C.	Russia	100%
100. Sakhalin Offshore Marine, L.L.C.	Russia	100%
101. Tidewater Al Rushaid Co. Ltd.	Saudi Arabia	50%
102. Southern Ocean Services Pte. Ltd.	Singapore	100%
103. Tidewater Marine International Pte. Ltd.	Singapore	100%
104. Tidewater Marine Western, Inc.	Texas	100%
105. Divetide Limited	Thailand	49%
106. Antilles Marine Service Limited	Trinidad & Tobago	50%
107. Provident Marine Ltd.	Turks & Caicos	50%
108. Offshore Pacific Pty. Ltd.	Vanuatu	100%
109. Tidewater Marine Indonesia Limited	Vanuatu	80%
110. Tidewater Marine Vanuatu Limited	Vanuatu	100%
111. Equipo Mara, C.A.	Venezuela	35.8%
112. Tidewater Caribe, C.A.	Venezuela	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.